UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 10, 2017

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Windtree Therapeutics, Inc. (the “Company”) announced today that it has received the third and final installment of $1.3 million under a Loan Agreement dated as of August 14, 2017 (the “Loan Agreement”) with Lee’s Pharmaceutical (HK) Ltd. (“Lee’s”). As previously announced in a press release and in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 18, 2017 (“August 18 Form 8-K”), Lee’s agreed to lend the Company up to $3.9 million, payable at Lee’s sole discretion in three equal installments of $1.3 million. The Company received the initial installment on August 15, 2017, and the second installment on September 11, 2017. The proceeds are being used to support the Company’s AEROSURF® development activities and sustain its operations while the parties negotiate a potential share purchase agreement and related agreements.

As of June 30, 2017, the Company had cash and cash equivalents of $2.5 million. As of October 10, 2017, after receipt of all funds advanced under the Loan Agreement, the Company has cash and cash equivalents of approximately $2.9 million and currently anticipates that, before any additional financings, including under a share purchase agreement with Lee’s, if completed, it expects to have sufficient cash resources to fund its operations through approximately November 2017.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement itself, a copy of which is attached as Exhibit 10.1 to the August 18 Form 8-K. The Loan Agreement was filed to provide investors and the Company’s stockholders with information regarding the terms thereof and in accordance with applicable rules and regulations of the SEC. Pursuant to the Loan Agreement, each of the parties thereto made customary representations, warranties and covenants and agreed to indemnify each other for certain losses arising out of breaches of such representations, warranties, covenants and other specified matters. The representations, warranties and covenants were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the Loan Agreement and related agreements in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the Loan Agreement. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Commission.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig Fraser
Craig Fraser
President and Chief Executive Officer

Date: October 10, 2017